UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2021

GreenVision Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 36th Floor

New York, NY 10019

(Address of Principal Executive Offices, and Zip Code)

(212) 786-7429

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of share of Common Stock, one redeemable warrant, and one right	GRNVU	The Nasdaq Stock Market LLC
Common Stock, $0.00001 par value	GRNV	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Common Stock	GRNVW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one share of Common Stock	GRNVR	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 8, 2021, GreenVision Acquisition Corp., a Delaware corporation (“GreenVision”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with GreenVision Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of GreenVision (“Merger Sub”), Helbiz, Inc., a Delaware corporation (“Helbiz”) and Salvatore Palella, in his capacity as the representative of the Helbiz shareholders. Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Helbiz (the “Merger”), with Helbiz surviving the merger in accordance with the Delaware General Corporation Law as a wholly- owned subsidiary of GreenVision (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”).

Consideration

The aggregate consideration payable at the closing of the Business Combination (the “Closing”) to the stockholders of Helbiz will be the issuance of such number of shares of GreenVision Common Stock, par value $0.00001 per share (the “Common Stock”) as shall be determined by subtracting the “Closing Net Debt” of Helbiz (as defined in the Merger Agreement) from the agreed valuation of $300,000,000, and dividing such difference by $10.00, which represents the agreed valuation of one share of GreenVision common stock. The total number of shares of GreenVision Common Stock to be issued at Closing, following the determination of the final Closing Net Debt, shall be subject to reduction for Indemnification Escrow Shares (as defined in the Merger Agreement) for indemnification claims, as described below. Of the GreenVision shares to be delivered at Closing, the holders of Helbiz common stock will receive, in exchange for the Helbiz shares owned by such persons, shares of a class of Common Stock of GreenVision to be established and designated as “Class A Common Stock”, except that if any such Helbiz shares are owned by Salvatore Palella (the “Founder”), such shares will instead be exchanged for a number of shares of a class of Common Stock of GreenVision to be established and designated as “Class B Common Stock”. The number of shares of GreenVision Common Stock (whether Class A or Class B) that each Helbiz shareholder shall receive will be equal to the product obtained by multiplying the number of shares of common stock of Helbiz held by such stockholders by the Closing Consideration Conversion Ratio (as defined in the Merger Agreement).

The shares of GreenVision Class B Common Stock will have the same economic terms as the shares of GreenVision Class A Common Stock in all material respects, but the shares of Class A Common Stock will be entitled to one (1) vote per share, and the shares of GreenVision Class B Common Stock will be entitled to such number of votes per share, so that the total number of GreenVision Class B Common Stock issued to Founder represent, in the aggregate, no more than 60% of all voting securities of GreenVision on a fully-diluted basis for a period of up to 24 months from the Closing. Except for certain permitted transfers, any shares of GreenVision Class B Common Stock that are transferred by the Founder will automatically convert into shares of GreenVision Class A Common Stock. In addition, the outstanding shares of GreenVision Class B Common Stock will automatically convert into shares of GreenVision Class A Common Stock (i) at the option of such holder to convert such shares of Class B Common Stock into Class A Common Stock or (ii) upon the earlier of the death of Founder, the consent of a majority of the holders of Class B Common Stock, or a date that is 2 years from the Closing of the Business Combination.

Prior to the effective time of the Merger, all outstanding warrants and vested options of Helbiz shall be exercised or cancelled by the holders thereof, and the shares of Helbiz common stock then issued shall be exchanged for GreenVision Class A Common Stock. Outstanding options of Helbiz which are not vested shall be cancelled and terminated. Further, outstanding shares of Helbiz preferred stock shall also be converted into Helbiz common stock, which shares shall thereafter be exchanged for GreenVision Class A Common Stock. Outstanding notes issued by Helbiz shall, at or prior to Closing, similarly be converted into Helbiz common stock and exchanged for GreenVision Class A Common Stock or repaid and cancelled.

The parties also agreed that immediately following the Closing, GreenVision’s board of directors will consist of five directors, one of which will be designated by GreenVision and four of which will be designated by Helbiz. Simultaneously with the execution of the Merger Agreement, Helbiz made payment of a deposit in the sum of $750,000 to GreenVision, a portion of which funds will be utilized to provide the deposit required to extend the existence of GreenVision from February 21, 2021 to May 21, 2021. The balance of such funds may be used by GreenVision to fund expenses.

Stockholder Approval

Prior to the consummation of the Merger, the holders of a majority of GreenVision’s common stock attending a stockholder’s meeting (at which there is a quorum) must approve the transactions contemplated by the Merger Agreement (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, GreenVision is required to call a special meeting of its common stockholders and prepare and file with the SEC a Proxy Statement on Schedule 14A, which will be mailed to all stockholders entitled to vote at the meeting.

Helbiz is a privately-held company and the holders of a majority of its issued and outstanding shares of Helbiz common stock have approved the transaction.

Representations and Warranties

In the Merger Agreement, Helbiz makes certain representations and warranties (with certain exceptions set forth in the Helbiz disclosure schedule to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Helbiz and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter and governing documents; (f) affiliate transactions; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws; (o) ownership of intellectual property; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; and (t) other customary representations and warranties.

In the Merger Agreement, GreenVision makes certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) brokers and finders; (d) capital structure; (e) validity of share issuance; (f) minimum trust fund amount; (g) Nasdaq listing; and (h) SEC filing requirements.

Covenants and Conduct Prior to Closing

The Merger Agreement contains customary covenants by the parties thereto, including, among other things, covenants with respect to the conduct of GreenVision and Helbiz during the period between execution of the Merger Agreement and the Closing. The covenants under the Merger Agreement include, among other things, the following: (i) that Helbiz has agreed to operate its business in the ordinary course prior to the closing of the Merger (with certain exceptions) and not to take certain specified actions without the prior written consent of GreenVision; and (ii) GreenVision has agreed to operate its business in the ordinary course prior to the closing of the Merger (with certain exceptions) and not to take certain specified actions without the prior written consent of Helbiz.

In addition, the parties agreed to take the following actions, among others, before the completion of the Merger:

(i) Helbiz shall enter into new employment agreements with certain executive officers, including the Founder. Helbiz shall also enter into restrictive covenant agreements with the Founder and certain other officers (the “Restricted Parties”), pursuant to which the Restricted Parties will agree to certain non-compete and non-solicit provisions;

(ii) Helbiz shall enter into lockup agreements with the Founder and certain of its existing security holders to restrict the ability of such persons to sell or transfer their newly acquired GreenVision securities for a period of up to one year (in the case of the Founder) and six months (in the case of other security holders owning more than 75,000 shares of Helbiz) following the Closing; and

(iii) prior to the Closing, GreenVision shall approve and its stockholders shall approve as part of its proxy statement a stock based equity incentive plan in form and substance acceptable to Helbiz and which would include a reserve for a number of shares available for issuance under such equity incentive plan not to exceed twelve and one-half percent (12.5%) of the total number of shares of GreenVision’s common stock on a fully-diluted basis anticipated to be issued and outstanding following the Closing and on such other terms as are customary for a company whose securities are traded on the Nasdaq Stock Market.

The parties to the Merger Agreement have also agreed to cooperate and use their best efforts to consummate a PIPE Investment with certain investors effective with the Closing resulting in proceeds of at least $30 million to GreenVision (the “PIPE Investment”). Pursuant to subscription agreements to be entered into with such investors, GreenVision intends to offer and sell a minimum of $30 million of shares of its Class A Common Stock and warrants to purchase additional shares of Class A Common Stock (the “PIPE Warrants”) at an offering price of $10.00 to purchase one share of GreenVision Class A Common Stock and one PIPE Warrant. It is anticipated that each PIPE Warrant will entitle a holder to purchase one share of GreenVision Class A Common Stock at an exercise price of $11.50 per share. It is also anticipated that GreenVision would enter into the subscription agreements with the PIPE investors by March 1, 2021, and the PIPE Investment will be consummated substantially concurrently with the closing of the transactions contemplated by the Merger Agreement, subject to the terms and conditions contemplated by the subscription agreements.

In addition, GreenVision has agreed that in the event that Helbiz fails to deliver its audited financial statements for the two fiscal years ended December 31, 2020 by March 15, 2021, GreenVision shall take all necessary actions to extend the date by which GreenVision is required to complete a business combination from May 21, 2021 to a subsequent date as reasonably determined by the parties for the purpose of allowing the parties to consummate the Merger.

Conditions to Closing

The Closing is subject to certain conditions, including, among other things, (a) approval by the stockholders of GreenVision of the Business Combination, (b) approval of the listing of GreenVision’s common stock to be issued in connection with the Business Combination, (c) that Helbiz shall have delivered to GreenVision its audited financial statements for the two fiscal years ended December 31, 2020, (d) that Helbiz shall have delivered to GreenVision executed payoff letters for all indebtedness of Helbiz that remain unpaid prior to Closing, (e) Helbiz shall have entered into employment agreements with its executive officers, (f) the consummation of the PIPE Investment; and (g) GreenVision shall have received written evidence of: (i) release of any and all liens with respect to any shares of its capital stock; (ii) the conversion or retirement of all outstanding shares of its existing series of preferred stock; and (iii) termination of all stockholder agreements, voting agreements, rights of first refusal, put or similar rights, operating agreements and similar contracts or agreements between Helbiz and any of its stockholders.

In addition, a condition to parties’ obligations to consummate the Merger include that as of the Closing, the amount of cash available in the trust account into which the proceeds from GreenVision’s initial public offering has been deposited, before consummation of the PIPE Investment and after deducting the amount required to satisfy GreenVision’s obligations to its shareholders (if any) that exercise their rights to redeem their shares of Common Stock, but before payment or deduction of any costs and expenses incurred in connection with the Business Combination, shall be at least $15 million.

Indemnification

From and after the Closing, the Founder has agreed to indemnify and hold harmless GreenVision against and in respect of specified actual and direct losses incurred or sustained by GreenVision as a result of: (a) any breach of any of Helbiz’s representations and warranties set forth in the Merger Agreement (as modified by the Helbiz disclosure schedules to the Merger Agreement) and (b) any breach of any covenants or obligations of Helbiz contained in the Merger Agreement to be performed prior to the Closing. An aggregate of 1,600,000 shares of GreenVision common stock issuable to the Founder at the Closing shall be deposited into a third-party escrow account (the “Indemnification Escrow Shares”) to serve as GreenVision’s exclusive security for the Founder’s obligation to indemnify GreenVision under the Merger Agreement.

Notwithstanding anything in the Merger Agreement to the contrary, the maximum liability of the Founder under the Merger Agreement or otherwise in connection with the transactions contemplated by the Merger Agreement shall in no event exceed an amount equal to the Escrow Share Value (defined as the value equal to $10.00 per share multiplied by the number of Indemnification Escrow Shares). Further, GreenVision shall not be entitled to indemnification under the Merger Agreement unless and until the aggregate amount of losses to GreenVision equals at least $200,000 (the “Basket”), at which time, subject to the other limitations set forth in the Merger Agreement, GreenVision shall be entitled to indemnification for any losses above the Basket. The indemnification to which GreenVision is entitled from the Escrow Participant pursuant to the Merger shall be effective so long as it is asserted prior to the expiration of the 12-month anniversary of the Closing date.

Termination

The Merger Agreement may be terminated prior to the Closing under certain circumstances, including, among others, (i) by either party in the event a governmental authority shall have issued an order having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order is final and non-appealable, (ii) by GreenVision, if Helbiz shall have breached any representation, warranty, agreement or covenant contained in the Merger Agreement to be performed on or prior to the Closing date, which has rendered the satisfaction of any of the closing conditions set forth in the Merger Agreement impossible; and such breach shall not be cured within thirty (30) days following receipt by Helbiz of written notice of such breach; (iii) by Helbiz, if GreenVision shall have breached any representation, warranty, agreement or covenant contained in the Merger Agreement to be performed on or prior to the Closing date, which has rendered the satisfaction of any of the closing conditions set forth in the Merger Agreement impossible; and such breach shall not be cured within thirty (30) days following receipt by GreenVision of written notice of such breach; or (iv) by GreenVision, if (A) there has been a material adverse effect on Helbiz (or its subsidiaries) following the execution of the Merger Agreement, which is uncured and continuing or (B) if GreenVision’s stockholders shall not have approved the Merger at a meeting of GreenVision’s stockholders’ convened for such purpose.

The Merger Agreement further provides, that other than with respect to the failure of (1) the SEC to provide to GreenVision notice of no further comments to its proxy statement or (2) GreenVision to comply with its obligation to take all necessary actions to extend its corporate existence as described above, in the event that (i) the Closing does not take place on or prior to May 21, 2021 (or a later date as may be extended by GreenVision) due to any delay caused by or any reason directly attributable to Helbiz or its subsidiaries, or (ii) there is a valid and effective termination of this Agreement by GreenVision pursuant to Sections 12.2(a) or Section 12.3(a) of the Merger Agreement, then Helbiz shall pay to GreenVision a break-up fee in cash equal to Fifteen Million U.S. Dollars ($15,000,000).

Transfer Restrictions and Registration Rights

The Merger Agreement contemplates that, at the Closing, the Helbiz stockholders will enter into a Registration Rights Agreement with GreenVision (the “Registration Rights Agreement”), pursuant to which GreenVision will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of GreenVision Common Stock that are held by the parties thereto from time to time. Additionally, at or prior to Closing, GreenVision and certain of the Helbiz stockholders will enter into a Lockup Agreement (the “Lockup Agreement”) pursuant to which such stockholders shall agree to abide by certain restrictions on transfer with respect to the shares of GreenVision Common Stock received as consideration for the consummation of the Business Combination. Such transfer restrictions begin at Closing and end at the date that is (i) twelve (12) months after the Closing with respect to the Founder and (ii) six (6) months following the Closing with respect to other Helbiz shareholders owning at least 75,000 shares.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about GreenVision, Helbiz or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in GreenVision’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of GreenVision to be issued in connection with the Business Combination and the PIPE Investment will not be registered under the Securities Act in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act, Regulation S and/or Regulation D, promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a copy of the press release issued on February 8, 2021 announcing the proposed transaction.

Attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation that will be used by GreenVision in making presentations to certain existing and potential stockholders of GreenVision with respect to the proposed transaction.

On February 9, 2021, GreenVision and Helbiz will hold an investor conference call regarding the proposed Business Combination. A copy of the prepared remarks for the call is attached hereto as Exhibit 99.3.

The information in this Item 7.01, including Exhibits 99.1 through 99.3, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of GreenVision under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1 through 99.3.

Important Information About the Business Combination and Where to Find It

In connection with the Business Combination, GreenVision intends to file a preliminary proxy statement. GreenVision will mail a definitive proxy statement and other relevant documents to its stockholders. GreenVision’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about GreenVision, Helbiz and the Business Combination. INVESTORS AND SECURITY HOLDERS OF GREENVISION ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT GREENVISION WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREENVISION, HELBIZ AND THE TRANSACTION. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of GreenVision as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: GreenVision Acquisition Corp., One Penn Plaza, 36th Floor, New York, NY 10019, Attention: Chief Financial Officer, telephone: (212) 786-7429.

Participants in the Solicitation

GreenVision and its directors and executive officers may be deemed participants in the solicitation of proxies from GreenVision’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in GreenVision is contained in GreenVision’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to GreenVision Acquisition Corp., One Penn Plaza, 36th Floor, New York, NY 10019, Attention: Chief Financial Officer, telephone: (212) 786-7429. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

Helbiz and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of GreenVision in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the Business Combination when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. GreenVision and Helbiz’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, GreenVision’s and Helbiz’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside GreenVision’s and Helbiz’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the Business Combination to fail to close; (2) the outcome of any legal proceedings that may be instituted against GreenVision or Helbiz following the announcement of the Merger Agreement and the Business Combination; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of GreenVision or other conditions to closing in the Merger Agreement; (4) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (5) the inability to obtain the listing of the common stock of the post-acquisition company on the Nasdaq Stock Market or any alternative national securities exchange following the Business Combination; (6) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that Helbiz may be adversely affected by other economic, business, and/or competitive factors; (11) the impact of COVID-19 on the combined company’s business; and (12) other risks and uncertainties indicated from time to time in the proxy statement to be filed relating to the Business Combination, including those under “Risk Factors” therein, and in GreenVision’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that GreenVision considers immaterial or which are unknown. GreenVision cautions that the foregoing list of factors is not exclusive. GreenVision cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. GreenVision does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Exhibit Title or Description

2.1	Merger Agreement and Plan of Reorganization by and among Helbiz, Inc., Salvatore Palella, as Representative of the Shareholders of the Company, GreenVision Acquisition Corp. and GreenVision Merger Sub, Inc., dated February 8, 2021*.

99.1	Press Release dated February 8, 2021**.

99.2	Investor Presentation of GreenVision Acquisition Corp.**

99.3	Transcript of prepared remarks for the investor call.**

*	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the SEC.

**	Furnished but not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GreenVision Acquisition Corp.

	By:	/s/ Zhigeng (David) Fu
	Name:	Zhigeng (David) Fu
	Title:	Chief Executive Officer
Date: February 8, 2021